As filed with the Securities and Exchange Commission on August 30, 2017

File No. 001-38147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CONSOL MINING CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	82-1954058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

(724) 485-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which registered
Common Stock ($.01 par value)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant is currently named CONSOL Mining Corporation. The registrant plans to change its name to “CONSOL Energy Inc.” at or prior to the effective date of the distribution described in this registration statement.

CONSOL MINING CORPORATION

INFORMATION REQUIRED IN REGISTRATION

STATEMENT CROSS-REFERENCE SHEET BETWEEN

INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference certain information contained in the information statement filed herewith as Exhibit 99.1. The cross-reference sheet below identifies where the items required by Form 10 can be found in the information statement. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Non-Core Coal Assets and Surface Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Board of Directors Following the Separation.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation,” “Board of Directors Following the Separation—Compensation Committee Interlocks and Insider Participation” and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Certain Relationships and Related Party Transactions—Agreements with GasCo” and “Board of Directors Following the Separation—Director Independence.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal and Environmental Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of CoalCo Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of CoalCo Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of CoalCo Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of CoalCo Capital Stock—Limitation on Liability of Directors; Indemnification; Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1**	Form of Separation and Distribution Agreement

3.1**	Form of Amended and Restated Certificate of Incorporation of CONSOL Mining Corporation

3.2**	Form of Amended and Restated Bylaws of CONSOL Mining Corporation

10.1**	Form of Transition Services Agreement

10.2**	Form of Tax Matters Agreement

10.3**	Form of Employee Matters Agreement

10.4**	Form of Intellectual Property Matters Agreement

10.5**	Form of Master Cooperation and Safety Agreement

10.6**	Form of Second Amended and Restated Omnibus Agreement

10.7**	Form of CONSOL Mining Corporation Long-Term Incentive Plan

10.8**	Form of Indemnification Agreement by and between CONSOL Mining Corporation and individual officers or directors

10.9**	Pennsylvania Mine Complex Operating Agreement, dated July 7, 2015, by and among CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company and CNX Thermal Holdings LLC

10.10**	First Amendment to Pennsylvania Mine Complex Operating Agreement, dated September 30, 2016, by and among CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company and CNX Thermal Holdings LLC

10.11**	Employee Services Agreement, dated July 7, 2015, by and between CONSOL Pennsylvania Coal Company LLC and CNX Thermal Holdings LLC

10.12**	Contract Agency Agreement, dated July 7, 2015, by and between CONSOL Energy Sales Company and CNX Thermal Holdings LLC

10.13**	Terminal and Throughput Agreement, dated July 7, 2015, by and between CNX Marine Terminals, Inc. and CNX Thermal Holdings LLC

10.14**	Amendment and Restatement of Master Cooperation and Safety Agreement, dated July 7, 2015, by and among CNX Thermal Holdings LLC, CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company, CNX Gas Company LLC, CONSOL Energy Inc. and the CONSOL Energy Inc. subsidiaries party thereto

10.15**	Water Supply and Services Agreement, dated July 7, 2015, by and between CNX Water Assets LLC and CNX Thermal Holdings LLC

21.1**	List of Subsidiaries of CONSOL Mining Corporation

99.1*	Information Statement, preliminary and subject to completion, dated August 30, 2017

*	Filed herewith.
**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 30th day of August, 2017.

CONSOL MINING CORPORATION

By:	/s/ James Brock
James Brock
Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)